UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2018

AMERICOLD REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34723	93-0295215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Glenlake Parkway, South Tower, Suite 600 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

(678) 441-1400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	— Entry into a Material Definitive Agreement.

On November 7, 2018, Americold Realty Trust, a Maryland real estate investment trust (the “Company”), its subsidiary Americold Realty Operating Partnership, L.P. (the “Operating Partnership”) and certain of the Operating Partnership’s guarantor subsidiaries entered into an escrow agreement (the “Escrow Agreement”) with Bank of America, N.A., as administrative agent (the “Administrative Agent”), certain lenders and letter of credit issuers and Arnold & Porter Kaye Scholer LLP, as escrow agent (the “Escrow Agent”), pursuant to which the Operating Partnership, the Company and the other parties to the delivered executed signature pages to a new credit agreement among the Operating Partnership, the Company, the several lenders and letter of credit issuers from time to time parties thereto and the Administrative Agent (the “Credit Agreement”).

The Credit Agreement is intended to recast the Company’s $925 million senior credit facility under its existing credit agreement, dated as of January 23, 2018, by and among the Company, the Operating Partnership, the several lenders and letter of credit issuers from time to time parties thereto and the Administrative Agent, as amended on February 6, 2018. The Credit Agreement will include a $475 million term loan and an $800 million revolving credit facility. Up to $400 million of the revolving credit facility will be available in specified foreign currencies. In addition, the recast Credit Agreement will be unsecured.

Pursuant to the Escrow Agreement, the Escrow Agent will release the signatures to the Credit Agreement and the Credit Agreement will become effective upon satisfaction by the Company of certain conditions precedent to the effectiveness of the Credit Agreement set forth in the Credit Agreement, including but not limited to the completion of a private placement transaction and the defeasance of certain commercial mortgage-backed securities financing transactions. If the conditions are not satisfied by the Company on or prior to the earliest of December 21, 2018, the Credit Agreement signature pages will be deemed to have been revoked, the escrow arrangements under the Escrow Agreement will terminate, and the Credit Agreement will not become effective.

The conditions to be satisfied by the Company include the delivery of certain legal opinions and certificates, the absence of any default under the Credit Agreement, and the payment of prescribed fees. While there can be no assurance in this regard, the Company expects that it will satisfy the conditions on or prior to December 4, 2018, and that the Credit Agreement will thereupon become effective. The Credit Agreement will not become effective until the conditions to the effectiveness of the Credit Agreement are satisfied.

The Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement by and among the Operating Partnership, the Company, the Several Lenders and Letter of Credit Issuers from Time to Time Parties Thereto and Bank of America, National Association, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2018

AMERICOLD REALTY TRUST

By:	/s/ Marc Smernoff
	Name:	Marc Smernoff
	Title:	Chief Financial Officer and Executive Vice President